Exhibit 10.1

HCW BIOLOGICS INC.

AmendED AND RESTATED

SENIOR SECURED NOTE PURCHASE AGREEMENT

This Amended and Restated Senior Secured Note Purchase Agreement (this “Agreement”) is made as of July 2, 2024 (the “Closing Date”) by and between HCW Biologics Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit B attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company and certain Purchasers entered into that certain Senior Secured Note Purchase Agreement dated as of March 28, 2024 (the “Original Agreement”), and, contemporaneously therewith, an initial Closing (defined below) occurred at which the Company received $3,700,000 of proceeds from such Purchasers in exchange for Notes issued by the Company in accordance with the Original Agreement.

The Company and the Purchasers desire to amend and restate the Original Agreement to be and read as set forth below, to issue amended and restated senior secured promissory notes to the prior Purchasers and new senior secured promissory notes to new Purchasers, each in substantially the form attached to this Agreement as Exhibit A (each a “Note” and together, the “Notes”). Capitalized terms not otherwise defined herein have the meaning given them in the Note.

AGREEMENT

The parties hereby agree as follows:

1.
Purchase and Sale of Notes.
(a)
Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit B. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. The maturity date of each Note shall be August 30, 2026 (the “Maturity Date”).
(b)
Closing; Delivery.
(i)
The purchase and sale of the Notes shall take place remotely by the mailed or electronic exchange (including, for the avoidance of doubt, by DocuSign or Box Sign) among the parties and their counsel. All documents and deliverables required under this Agreement must be received by such time and place as the Company and the respective Purchaser mutually agree, orally or in writing (each such time and place is designated as a “Closing”, it being understood and agreed that one or more Closings occurred prior to the date hereof, and one or more additional Closings may occur on or after the date hereof). In no event shall any such Closing take place later than August 30, 2024.
(ii)
At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against (1) each Purchaser’s commitment to remit payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company in accordance with the wire instructions attached as Exhibit C hereto at or before the Closing Date, (2) delivery of counterpart signature pages to this Agreement and the Note, and (3) delivery of a validly completed and executed IRS Form W-8BEN/W-8BEN-E, IRS Form W-9 or similar form, as applicable, establishing such Purchaser’s exemption from withholding tax.
(iii)
Until the earlier of (A) such time as the aggregate amount of committed principal indebtedness evidenced by the Notes equals a total of $10,000,000, or (B) August 30, 2024, the Company may sell additional Notes to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Notes. All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be a “Purchaser” for purposes of this Agreement, and any notes so acquired by such additional purchaser shall be deemed to be “Notes”.
2.
Security Interest. The indebtedness evidenced by the Notes shall be secured by the Company’s equity ownership interest in Wugen, Inc. (the “Pledged Shares”) in accordance with the provisions of an amended and restated pledge agreement among the Company and the Purchasers in the form attached as Exhibit D to this Agreement (the “Pledge Agreement”).
3.
Optional Prepayment. The Company may, at its option, prepay the Notes in whole or in part at any time prior to December 31, 2024; provided, however, that the amount of any such prepayment (the “Prepayment Amount”) must be made to all the Purchasers on a pro rata basis based on their respective pro rata share of the aggregate principal amount of the Notes (the date of such prepayment being referred to herein as the “Prepayment Date”); and provided, further, that, in addition to the Prepayment Amount, the Company shall pay the Premium Amount (as defined below) to each Purchaser on the Prepayment Date. For purposes of this Agreement, the “Premium Amount” for each Purchaser shall be an amount equal to the product of (i) the principal balance then outstanding under the Note(s) then held by such Purchaser as of the applicable Prepayment Date prior to giving effect to the payment of the Prepayment Amount, multiplied by (ii) 0.05. For the avoidance of doubt, the Company may not voluntarily prepay the Notes after December 31, 2024.
4.
Mandatory Prepayment. Upon the occurrence of a Mandatory Prepayment Event as defined in this Section 4 below, occurring prior to the Maturity Date, the Notes, including principal, accrued interest thereon, plus the Premium Amount (defined above) or the Bonus Payment, if required under Section 6 below, must be paid in the manner and to the extent provided herein. Any proceeds remaining from the sale of the Pledged Shares after satisfying the Mandatory Prepayment requirements in this Section 4 shall be retained by the Company.

(a)
In the event that the Mandatory Prepayment Event is an Initial Public Offering or a transaction in which the Company receives publicly-traded securities in exchange for the Pledged Shares, the Company shall sell the Pledged Shares or such other publicly-traded securities for cash and apply the proceeds of such sale, pro rata, first to prepay in full the indebtedness evidenced by the Notes, including any accrued and unpaid interest thereon, plus the either the Premium Amount or the Bonus Payment, as further provided below.
(b)
If the total net cash proceeds received by the Company in connection with the Mandatory Prepayment Event are less than or equal to $5 per Pledged Share, as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification with respect to the Pledged Shares (the “Wugen Proceeds”), no Bonus Payment will be due, and the Company shall pay the Premium Amount. If the Wugen Proceeds are greater than $5 per Pledged Share, a Bonus Payment, calculated in accordance with Section 6 below, will be due, and the Company shall not be obligated to pay the Premium Amount.
(c)
All Purchasers will participate in the Mandatory Prepayment Event and the Notes, including principal, accrued interest thereon, and the Premium Amount or the Bonus Payment, as the case may be, will be prepaid to Purchasers as provided in this Section 4.
(d)
In order to effect the sale of the Pledged Shares, Purchasers agree to release the Pledged Shares from escrow so that the Company may sell or exchange the Pledged Shares as and when necessary in connection with the Mandatory Prepayment Event. The Company shall notify the Purchasers of a Mandatory Prepayment Event and agrees to effect the sale of Pledged Shares or other publicly-traded securities, as the case may be, within fifteen (15) business days from the time the Pledged Shares or other securities have become freely tradeable as provided above. The Company will instruct the institutional broker to wire proceeds directly to each Purchaser in the amount outstanding under the Note(s) held by such Purchaser, including principal, accrued interest thereon, and the Premium Amount or the Bonus Payment, as the case may be. Any proceeds remaining will be wired directly to the Company.

(e) In the event that the Company is required to sell less than all of the Pledged Shares to another entity (other than the Company) for cash or publicly traded securities (i) the total net cash proceeds of such sale (the “Segregated Proceeds”) shall remain subject to the Pledge Agreement and shall be placed in a segregated account for the benefit of the Noteholders until the earlier of a Mandatory Prepayment Event or the Maturity Date, and (ii) the amount of the Wugen Proceeds, for purposes of determining the amount of the Bonus Payment, if any, that is due and payable to the Noteholders, shall be the quotient of (x) the sum of the aggregate amount of any and all Segregated Proceeds plus the total net cash proceeds received by the Company in connection with the Mandatory Prepayment Event as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification with respect to the Pledged Shares, divided by (y) 2,174,311.

(f) For purposes of this Section 4, the following capitalized terms shall have the respective meanings set forth below:

“Mandatory Prepayment Event” means the occurrence of (i) an Initial Public Offering, Merger Event or sale of all of the shares of common stock of Wugen, Inc., including the Pledged

Shares, to another entity (other than the Company), for cash or publicly-traded securities, and (ii) in the case of a Merger Event or sale in which the Company receives publicly traded securities or an Initial Public Offering, the Pledged Shares or publicly-traded securities received by the Company in connection with such transaction having become freely tradeable, with all marketing restrictions expired, including a 180-day lockup requirement that is typical of such transactions.

“Initial Public Offering” means an underwritten initial public offering of Wugen common stock pursuant to an effective registration statement filed under the Securities Act (as defined below), covering the offer and sale of its common stock that results in the listing of the Wugen common stock on the New York Stock Exchange, New York Stock Exchange American or the Nasdaq Stock Market.

“Merger Event” means (i) any merger or other similar transaction to which Wugen is a party as a result of which Wugen’s common stock, in whole or in part, is converted into or exchanged for cash or publicly-traded securities of any successor entity or (ii) the sale, lease, exchange, exclusive, irrevocable license or other transfer of all or substantially all of Wugen’s properties or assets (as determined on a consolidated basis) to any successor entity (other than to the Company) for cash or publicly-traded securities.

5.
Bonus Payment. If the Notes are not repaid until the Maturity Date or if a Mandatory Prepayment Event occurs, the Company shall pay each of the Purchasers a bonus payment (“Bonus Payment”) calculated as provided below under the following respective circumstances, in lieu of paying the Premium Amount:
(a)
If a Mandatory Prepayment Event occurs in connection with which the Wugen Proceeds are greater than $5 per share but less than or equal to $20,000,000 in the aggregate, the Bonus Payment to each Purchaser shall be an amount equal to (i) such Purchaser’s Bonus Allocation Percentage (defined below), multiplied by (ii) an amount equal to 17% of the Wugen Proceeds.

(b)
If a Mandatory Prepayment Event occurs in connection with which the Wugen Proceeds exceed $20,000,000 in the aggregate, the Bonus Payment to each Purchaser shall be an amount equal to (i) such Purchaser’s Bonus Allocation Percentage (defined below), multiplied by (ii) an amount equal to 18% of the Wugen Proceeds.

(c)
If repayment of the Notes occurs on the Maturity Date and the Wugen shares are not freely tradeable, the Bonus Payment to each Purchaser shall be an amount equal to (i) such Purchaser’s Bonus Allocation Percentage (defined below), multiplied by (ii) an amount equal to $3,400,000 (i.e., 17% of $20,000,000).

(d)
As used herein, the term “Bonus Allocation Percentage” with respect to any Purchaser shall mean the percentage, expressed as a decimal, determined by dividing (i) the outstanding principal amount of the Note(s) held by such Purchaser by (ii) $10,000,000.

6.
Prospective Negotiation of Note Conversion Option. The Company agrees that, following the final resolution (whether by settlement, dismissal with prejudice or final ruling from which no further appeal may be taken) of the arbitration proceedings currently pending before JAMS to which the Company is a party, styled as Altor BioScience, LLC and NantCell, Inc. v. Hing C. Wong and HCW Biologics Inc. (the “Arbitration”), it will negotiate in good faith with appropriate representatives of the Purchasers terms and conditions for addition of a conversion feature, by amendment to this Agreement, providing for conversion of all of the Notes into shares of the Company’s common stock at the option of Purchasers holding more than 50% of the total principal amount of Notes then outstanding (the “Conversion Option”). Such terms and conditions are anticipated to include the following and such other or further terms and conditions as may be mutually agreed:
(a)
The Conversion Option would become exercisable if the Company has received a bona fide offer for the purchase of shares of the Company’s common stock to be issued by the Company in exchange for at least $5,000,000 (a “Qualified Equity Financing”).

(b)
The conversion price per share will be calculated based on the total outstanding principal and accrued interest under all of the Notes plus the total Premium Amount with respect to all of the Notes (the “Conversion Amount”).

(c)
The price per share for the conversion of the Conversion Amount will be the lesser of the following;

(i)
at least 65% of the price per share set forth in the offer with respect to the Qualified Equity Financing, or

(ii)
the price per share derived by assuming that the Company’s then current total equity value (market capitalization), pre-money with respect to the Qualified Equity Financing, is $75,000,000.

(d)
Purchasers will be subject to a lock-up period of approximately 180 days during which shares of common stock issued upon conversion will not be sold or transferred.
7.
Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a)
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
(b)
Authorization. This Agreement and the Notes have been duly authorized by the Board of Directors of the Company. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Waiver from Wugen. The Company represents that it has obtained a waiver from Wugen and certain of its stockholders to various transfer restrictions set forth in the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 9, 2021, by and between Wugen and those stockholders.

(c)
Disqualification. The Company is not disqualified from relying on Rule 506 of Regulation D (“Rule 506”) under the Securities Act of 1933, as amended (the “Securities Act”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Notes to the Purchasers. The Company has furnished to each Purchaser, a reasonable time prior to the Closing Date, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).
8.
Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:
(a)
Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.
(b)
Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the

Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note. The Purchaser either has not been formed for the specific purpose of acquiring the Note, or each beneficial owner of equity securities of or equity interests in the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(c)
Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note.
(d)
Restricted Securities. The Purchaser understands that the Note has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Note is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Note indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Note for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
(e)
No Public Market. The Purchaser understands that no public market now exists for the Note, and that the Company has made no assurances that a public market will ever exist for the Note.
(f)
Legends. The Purchaser understands that the Note may bear one or all of the following legends:
(i)
“THE NOTE REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”
(ii)
Any legend required by the securities laws of any state to the extent such laws are applicable to the Note.
(g)
Restrictions on Security. The Purchaser acknowledges that the market for the Pledged Shares may be illiquid and, accordingly, the Purchaser may not be able to liquidate the Pledged Shares following receipt thereof upon an Event of Default (as defined in the Note) and that the Pledged Shares are subject to the various transfer restrictions set forth in Section 3 of that certain Common Stock Issuance Agreement, dated December 24, 2020 as amended on July 9, 2021, by and between the Company and Wugen, Inc. and any amendments or supplements thereto, including any market standoff provisions, as well as certain rights of first refusal, co-sale rights and other rights that expire following the Initial Public Offering or Merger Event.
(h)
Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.
(i)
Disqualification. The Purchaser represents that neither the Purchaser, nor any person or entity with whom the Purchaser shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Each Purchaser also agrees to notify the Company if such Purchaser or any person or entity with whom such Purchaser shares beneficial ownership of Company securities becomes subject to such disqualifications after the Closing Date (so long as such Purchaser or any such person beneficially owns any equity securities of the Company).
(j)
Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Note. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Note, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
(k)
Foreign Investment Regulations. Each Purchaser represents that any consideration to be paid for the Note pursuant to this Agreement does not derive from activity that is or was contrary to law or from a person or location that is or was the subject of a United States embargo or other economic sanction and that no consideration to be paid for the Note in accordance with this Agreement will provide the basis for liability for any person under United States anti-money laundering laws or economic sanctions laws. Each Purchaser represents that neither such Purchaser nor any of its nominees or affiliates is on the specially designated OFAC list or similar European Union watch list.
9.
Collateral Agent. The Company hereby appoints Mercedes M. Sellek, P.A., as Collateral Agent to act for the Purchasers as collateral agent (the “Collateral Agent”), to hold the Pledged Shares for the benefit of the Purchasers.
10.
Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)
Representations and Warranties. The representations and warranties of the Company contained in Section 5 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
(b)
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)
Collateral Agent. The Company shall have appointed Mercedes M. Sellek, P.A., as Collateral Agent in accordance with Section 7 of this Agreement and the Escrow Agreement.
(d)
Pledge Agreement. The Company and the Collateral Agent shall have executed the Pledge Agreement.
11.
Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)
Representations and Warranties. The representations and warranties of each Purchaser contained in Section 6 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
(b)
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)
Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax as required by the tax authority of the Company’s or Purchase’s respective jurisdiction.
12.
Finder’s Fee. Each Purchaser represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
13.
Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that none of the other Purchasers nor the respective controlling persons, officers, directors, partners, agents, or employees of such other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Note.

14.
Expenses. Each of the Purchasers and the Company agree to pay its own respective costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the Note.
15.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.
(b)
Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(c)
Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the aggregate unpaid principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 15(c) shall be binding upon each Purchaser and each transferee of the Notes, each future holder of all such Notes, and the Company.
(d)
Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(e)
Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(g)
Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly,

this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

The parties have executed this Amended and Restated Senior Secured Note Purchase Agreement as of the date first written above.

the company:

HCW BIOLOGICS INC.

By:

Name: Hing C. Wong

Title: Chief Executive Officer

Address:

2929 N Commerce Pkwy

Miramar, FL 33025

Email: hingwong@hcwbiologics.com

The parties have executed this Amended and Restated Senior Secured Note Purchase Agreement as of the date first written above.

The Purchasers:

O’NEILl aaf llc

By:

Name: GEORGE D. O’NEILL JR.

Title: Manager

Address: [***]

Email: [***]

The Purchasers:

HING C. WONG

By:

Name: HING C. WONG

Address: [***]

Email: [***]

CHRIS CHEUNG & LING CHEUNG

By:

Name: CHRIS CHEUNG & LING CHEUNG

Address: [***]

Email: [***]

Michael poon & manwah wong

By:

Name: MICHAEL POON & MANWAH WONG

Address: [***]

Email: [***]

Ho cheunG wong

By:

Name: HO CHEUNG WONG

Address: [***]

Email: [***]

hoi sang ‘KELLY’ yeung

By:

Name: HOI SANG ‘KELLY’ YUENG

Address: [***]

Email: [***]

r. kemp riechman trustee revocable trust of roland kemp riechmann

By:

Name: R. KEMP RIECHMAN

Title: TRUSTEE

Address: [***]

Email: [***]

Benjamin j. patz

By:

Name: BENJAMIN J. PATZ

Address: [***]

Email: [***]

Rebecca byam

By:

Name: REBECCA BYAM

Address: [***]

Email: [***]

Gary winer

By:

Name: GARY WINER

Address: [***]

Email: [***]

Scott Garrett

By:

Name: SCOTT GARRETT

Address: [***]

Email: [***]

EXHIBIT A

SENIOR SECURED PROMISSORY NOTE

EXHIBIT B

SCHEDULE OF PURCHASERS AND Pro RATA INTEREST CALCULATION

Name	Principal Amount	Pro Rata Interest	Purchase Date
Dr. Hing C. Wong	$ 620,000	6.20%	3/28/2024
Dr. Hing C. Wong	1,600,000	16.00%	5/13/2024
Chris Cheung and Ling Cheung	200,000	2.00%	3/28/2024
Michael Pool and Manwah Wong	100,000	1.00%	3/28/2024
Ho Cheung Wong	60,000	0.60%	3/28/2024
Ho Sang Yeung (Kelly)	250,000	2.50%	3/28/2024
R. Kemp Riechmann Trustee Revocable Trust of Roland Kemp Riechmann	250,000	2.50%	3/28/2024
Benjamin J. Patz	250,000	2.50%	3/28/2024
Rebecca Byam	220,000	2.20%	3/28/2024
Gary M. Winer	50,000	0.50%	3/28/2024
Gary M. Winer	10,000	0.10%	6/14/2024
Scott Garrett	90,000	0.90%	6/14/2024
O’Neill AAF LLC	1,500,000	15.00%	7/2/2024
Available for Issuance	4,800,000	48.00%	up to 8/30/2024

Total Secured Notes	$ 10,000,000	100.00%

EXHIBIT C

[***]

EXHIBIT D

PLEDGE AGREEMENT